                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 2

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 28, 1998
                                                          -------------

                                 MEDIRISK, INC.
             (Exact name of registrant as specified in its charter)

          Delaware               000-27056               58-2256400
     -------------------------------------------------------------------
       (State or other          (Commission           (I.R.S. Employer
       jurisdiction of          File Number)          Identification No.)
       incorporation)

   Two Piedmont Center, Suite 400, 3565 Piedmont Rd., Atlanta, Georgia    30305
  ------------------------------------------------------------------------------
      (Address of principal executive officers)                       (Zip Code)


       Registrant's telephone number, including area code: (404) 364-6700


                                      N/A
         -------------------------------------------------------------
         (Former name of former address, if changed since last report)

                                EXPLANATORY NOTE


          This amendment on Form 8-K/A is being filed solely for the purpose of amending Item 7(a) (to the extent set forth herein) and Item 7(b) (in its entirety) of the Registrant's Report on Form 8-K/A previously filed on August 31, 1998 (the "Sweetwater 8-K/A"). The Company has adjusted (i) the unaudited financial statements of Sweetwater Health Enterprises, Inc. as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 set forth in Item 7(a) of the Sweetwater 8-K/A and (ii) the pro forma financial information set forth in
Item 7(b) of the Sweetwater 8-K/A to reflect the results of applying new guidance from the Staff of the Securities and Exchange Commission (the "Staff") regarding in-process research and development. The new guidance was received after the Company originally filed the Sweetwater 8-K/A. Although the Company believes that its original accounting treatment was in accordance with generally accepted accounting principles, it has accepted the Staff's new guidance with respect to these matters and has made certain adjustments as set forth in Item 7(b) of this amended filing. Item 7(a) (to the extent set forth herein) and 7(b) (in its entirety) of the Sweetwater 8-K/A is superseded by this amendment. The portions of Item 7(a) not set forth herein and Item 7(c) of the Sweetwater 8-K/A remain unchanged by this amendment.



     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.



             Unaudited:
             ---------
             Balance Sheet as of June 30, 1998........................................    3
             Statements of Operations for the six months
               ended June 30, 1998 and 1997...........................................    4
             Statements of Cash Flows for the six months
               ended June 30, 1998 and 1997...........................................    5
             Notes to Unaudited Financial Statements..................................    6




             (b)  PRO FORMA FINANCIAL INFORMATION.


          The following pro forma financial information relating to the Company and Sweetwater, as well as certain previously-acquired companies, is included herein:

             Pro Forma Consolidated Condensed Statements of Operations for
                  the six-month period ended June 30, 1998.........................       8
             Pro Forma Consolidated Condensed Statements of Operations for
                  the year ended December 31, 1997.................................       9
             Notes to Unaudited Pro Forma Consolidated Condensed
                  Financial Statements.............................................      10

(a) FINANCIAL STATEMENTS OF ACQUIRED BUSINESS

                      SWEETWATER HEALTH ENTERPRISES, INC.
                            UNAUDITED BALANCE SHEET
                                 JUNE 30, 1998
                             (amounts in thousands)

Current assets:
Cash and cash equivalents                              $   (55)
Accounts receivable, less allowance for doubtful
  accounts of $173 at June 30, 1998                        534
Prepaid expenses                                           134
Other current assets                                       128
                                                       -------
      Total current assets                                 741

Property and equipment                                     531
  Less accumulated depreciation and amortization             4
                                                       -------
      Property and equipment, net                          527

Excess of cost over net assets of businesses
  acquired, less accumulated amortization of $4
  at June 30, 1998                                       3,847
Intangible assets, less accumulated amortization
  of $1 at June 30, 1998                                 2,179
Software development costs, less accumulated
  amortization of $2 at June 30, 1998                      249
Other assets                                                33
                                                       -------
      Total other assets                                 6,308
                                                       -------
      Total assets                                     $ 7,576
                                                       =======


Current liabilities:
  Accounts payable                                     $   324
  Accrued expenses                                         975
  Income taxes payable                                      41
  Current installments of long-term debt and
    obligations under capital leases                        30
  Deferred revenue                                         526
                                                       -------
      Total current liabilities                          1,896

Due to parent                                            8,300
Deferred tax liability                                     800
                                                       -------
      Total liabilities                                 10,996
                                                       -------

Stockholders' equity
  Accumulated deficit                                   (3,420)
                                                       -------
      Total stockholders' equity                        (3,420)
                                                       -------
      Total liabilities and stockholders' equity       $ 7,576
                                                       =======


                      SWEETWATER HEALTH ENTERPRISES, INC.
                         UNAUDITED STATEMENTS OF INCOME
                             (amounts in thousands)

                                                          Six Months
                                                         ended June 30,
                                                        1998        1997
                                                       -------     ------
Revenue                                                $ 2,849     $5,621
Salaries, wages and benefits                             2,261      3,750
Other operating expenses                                 2,415      2,187
Depreciation and amortization                              188        111
Acquired in-process research and development costs
  and integration costs                                  3,500          -
                                                       -------     ------
    Operating loss                                      (5,515)      (427)
Interest income (expense), net                             (21)         3
                                                       -------     ------
Net loss                                               $(5,536)    $ (424)
                                                       =======     ======

                      SWEETWATER HEALTH ENTERPRISES, INC.
                       UNAUDITED STATEMENTS OF CASH FLOWS
                             (amounts in thousands)

                                                                            Six Months
                                                                           ended June 30,
                                                                         1998         1997
                                                                       --------     -------
Cash flows from operating activities:
  Net loss                                                             $(5,536)     $ (424)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
   Acquired in-process research and development costs                    3,500           -
   Depreciation and amortization                                           188         105
   Decrease (increase) in:
    Accounts receivable                                                    919        (249)
    Other assets                                                           (89)         94
  Increase (decrease) in:
    Accounts payable                                                      (318)        (42)
    Accrued expenses and other liabilities                                 468          97
    Deferred revenue                                                      (122)        151
                                                                       -------      ------
      Net cash used in operating activities                               (990)       (268)
                                                                       -------      ------
Cash flows from investing activities:
  Purchases of property and equipment                                      (41)        (10)
  Additions to software development costs                                  (11)         25
                                                                       -------      ------
      Net cash provided by (used in) investing activities                  (52)         15
                                                                       -------      ------
Cash flows from financing activities:
  Borrowings from Shareholder                                              100          --
  Borrowings from Parent                                                 1,943          --
  Payments on long-term debt and obligations under capital leases       (1,292)        (69)
                                                                       -------      ------
      Net cash provided by (used in) financial activities                  751         (69)
                                                                       -------      ------
      Net decrease in cash and cash equivalents                           (291)       (322)
Cash and cash equivalents at beginning of period                           236         372
                                                                       -------      ------
Cash and cash equivalents at end of period                             $   (55)     $   50
                                                                       =======      ======

                      SWEETWATER HEALTH ENTERPRISES, INC.
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


1.   Basis of Presentation


     These unaudited financial statements include the financial position and results of operations of Sweetwater Health Enterprises, Inc. as of June 30, 1998 and for the six months ended June 30, 1998 and 1997.


          In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for the fair presentation of the unaudited financial statements of Sweetwater Health Enterprises, Inc. as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 have been included. Operating results for the six-month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

     (b) PRO FORMA FINANCIAL INFORMATION

                       UNAUDITED PRO FORMA FINANCIAL DATA


     The unaudited pro forma consolidated condensed statement of operations for the six months ended June 30, 1998 set forth below gives effect to the Company's acquisitions of Sweetwater on June 25, 1998, Successful Solutions, Inc. ("Successful Solutions") on May 28, 1998 and Healthdemographics on March 31, 1998 as if they had occurred on January 1, 1998. The unaudited pro forma consolidated condensed statement of operations set forth below for the year ended December 31, 1997 gives effect to the Company's acquisition of (i) Sweetwater on June 25, 1998; (ii) Successful Solutions on May 28, 1998, (iii) Healthdemographics on March 31, 1998, (iv) CareData Reports, Inc. ("CareData") on August 28, 1997, and (v) CIVS, Inc. ("CIVS") on June 24, 1997, as if they had occurred on January 1, 1997. The Sweetwater, Successful Solutions, Healthdemographics, CIVS and CareData acquisitions have each been accounted for using the purchase method of accounting. The pro forma financial data should be read in conjunction with the historical consolidated financial statements and notes of the Company, included in the Company's Annual Report on Form 10-K, as amended, originally filed with the Securities and Exchange Commission (THE "Commission") on March 30, 1998, and the historical financial statements and notes of: (i) Sweetwater, included in this report on Form 8-K/A; (ii) Successful Solutions, included in the Company's Current Report on Form 8-K/A, filed with the Commission on June 5, 1998; (iii) Healthdemographics, included in the Company's Current Report on Form 8-K, filed with the Commission on April 13, 1998; (iv) CIVS included in the Company's Current Report on Form 8-K/A, filed with the Commission on September 5, 1997; and (v) CareData included in the Company's Current Report on Form 8-K/A, filed with the Commission on November 14, 1997. The pro forma combined results are not necessarily indicative of the results that would have been achieved had the acquisitions of Sweetwater, Successful Solutions, Healthdemographics, CIVS and CareData occurred on January 1, 1997 or of future operations.

                        MEDIRISK, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             SIX MONTHS ENDED JUNE 30, 1998
                                                    -------------------------------------------------------------------------------
                                                                HISTORICAL
                                                    ----------------------------------------------------
                                                                               SUCCESSFUL    HEALTHDEMO-   PRO FORMA    PRO FORMA
                                                    MEDIRISK   SWEETWATER(1)   SOLUTIONS(2)  GRAPHICS(3) ADJUSTMENTS  CONSOLIDATED
                                                    --------   ------------    ---------     ----------- ------------  ------------
Revenue                                            $ 10,592     $   2,631       $ 1,207       $   342     $      --     $ 14,772
Salaries, wages and benefits                          5,539         2,175         1,218           613            --        9,545
Other operating expenses                              3,094         2,373         1,400           437            --        7,304
Depreciation and amortization                         1,079           177            24            11           438(4)     1,729
Acquired in-process research and
  development costs and integrations costs           12,064            --            --            --       (11,786)(5)      278
                                                   --------     ---------       -------       -------     ---------     --------
     Operating income (loss)                        (11,184)       (2,094)       (1,435)         (719)       11,348       (4,084)
Interest income (expense), net                            3           (22)           (1)         (138)         (382)(6)     (540)
Other income (expense)                                   --            --            --            --            --           --
Provision for income taxes                               --            --            --            --            --           --
                                                   --------     ---------       -------       -------     ---------     --------
                                                    (11,181)       (2,116)       (1,436)         (857)       10,966       (4,624)
     Income (loss) before extraordinary item
Unaudited pro forma loss per common share
  before extraordinary item - basic and
  diluted                                          $  (2.29)                                                            $  (0.90)
                                                   ========                                                             ========
Unaudited pro form weighted average
  number of common shares used in
  calculating unaudited net loss per
  common share before extraordinary
  item - basic and diluted                            4,885                                                                5,124(7)



         See accompanying notes to unaudited pro forma financial data.

                        MEDIRISK, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              YEAR ENDED DECEMBER 31, 1997
                                                    -------------------------------------------------------------------------------
                                                                HISTORICAL
                                                    ----------------------------------------------------
                                                                                 SUCCESSFUL       HEALTHDEMO-         1997
                                                    MEDIRISK    SWEETWATER(8)    SOLUTIONS(9)     GRAPHICS(10)    ACQUISITIONS(11)
                                                    --------    -------------    ------------    -------------   -----------------
Revenue                                            $ 16,749      $  10,719        $ 3,439         $   905         $   1,730
Salaries, wages and benefits                          7,910          6,917            860             971             1,296
Other operating expenses                              4,374          3,989          1,792             752             1,099
Depreciation and amortization                         1,304            222             56              18                47
Acquired in-process research and
  development costs and integrations costs            4,575             --             --              --                --
                                                   --------      ---------        -------         -------         ---------
     Operating income (loss)                        (1,414)           (409)           731            (836)             (712)
Interest income (expense), net                         345             (55)           (12)            (26)                8
Loss on disposal of asset                               --              --              2              --                --
Provision for income taxes                            (707)             --             --              --                --
                                                  --------       ---------        -------         -------         ---------
     Income (loss) before extraordinary item        (1,776)      $   (464)        $   717         $ (862)         $    (704)
                                                  ========       ========         =======         ======          =========
Unaudited pro forma loss per common share
  before extraordinary item - basic and
  diluted                                         $  (0.45)
                                                  ========
Unaudited pro forma weighted average
  number of common shares used in
  calculating unaudited income (loss) per
  common share before extraordinary
  item - basic and diluted                            3,918


                                                             YEAR ENDED DECEMBER 31, 1997
                                                        --------------------------------------
                                                         PRO FORMA                PRO FORMA
                                                        ADJUSTMENTS              CONSOLIDATED
                                                        ------------           ---------------
Revenue                                                 $      --                $  33,542
Salaries, wages and benefits                                   --                   17,954
Other operating expenses                                       --                   12,006
Depreciation and amortization                               1,424(12)                3,071
Acquired in-process research and
  development costs and integrations costs                 (4,258)(13)                 317
                                                        ---------                ---------
     Operating income (loss)                                2,834                      194
Interest income (expense), net                             (1,154)(14)                (994)
Loss on disposal of asset                                      --                       (2)
Provision for income taxes                                    707(15)                   --
                                                        ---------                ---------
     Income (loss) before extraordinary item            $   2,387                $    (802)
                                                        =========                =========
Unaudited pro forma loss per common share
  before extraordinary item - basic and
  diluted                                                                        $   (0.18)
                                                                                 =========
Unaudited pro forma weighted average
  number of common shares used in
  calculating unaudited income (loss) per
  common share before extraordinary
  item - basic and diluted                                                           4,404(16)



        See accompanying notes to unaudited to pro forma financial data.

                        MEDIRISK, INC. AND SUBSIDIARIES

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA



    Effective June 25, 1998, the Company acquired all of the outstanding shares of Sweetwater Health Enterprises, Inc. of Dallas, Texas, which provides a comprehensive selection of physician credentialing services to hospitals and managed care organizations to evaluate professional relationships with physicians and secure accreditation by industry associations. In addition, Sweetwater provides a suite of quality management software used by health care organizations to facilitate in-house credentialing and network management, as well as track perceptions of care and individual physician performance. Sweetwater also provides managed care and interim management services for health care organizations throughout the country. Medirisk purchased Sweetwater for $6.2 million in cash. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included in the Company's results of operations from the effective date of the acquisition. The acquisition resulted in estimated purchased in-process research and development costs of $3.5 million, estimated acquired products of $2.2 million and estimated excess of cost over net assets acquired of $3.8 million.

    Effective May 28, 1998, the Company acquired all of the outstanding shares of Successful Solutions of Vidalia, Georgia, which provides decision support tools, consulting services and training materials to hospitals and physician groups to assist them in improving patient outcomes, achieving the efficient delivery of care and establishing billing and coding practices that comply with industry requirements. The Company purchased Successful Solutions for approximately $2.9 million in cash and 189,811 shares of common stock. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in in-process research and development costs estimated to be approximately $3.4 million, acquired products of approximately $500,000, and excess of cost over assets acquired estimated to be approximately $2.4 million.

    Effective March 23, 1998, the Company acquired all of the outstanding shares of Healthdemographics of San Diego, California, which provides databases and decision-support tools that allow customers to forecast the supply of and demand for health care services. The Company purchased Healthdemographics for approximately $2.7 million in cash and 171,315 shares of common stock. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in in-process research and development costs estimated to be approximately $4.8 million, acquired products estimated to be approximately $120,000, and excess of cost over net assets acquired estimated to be approximately $1.8 million.

    Effective June 1, 1997, the Company acquired all of the outstanding shares of CIVS of Rockville, Maryland, a leading national provider of credentialing services to hospitals and managed care organizations for approximately $3.5 million in cash and 129,166 shares of the Company's common stock and the assumption of net assets of $76,000. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in purchased in-process research and development costs of approximately $3.1 million, acquired products of approximately $415,000, and excess of cost over net assets acquired of approximately $1.1 million.

    Effective August 1, 1997, the Company acquired all of the outstanding shares of CareData of New York, New York, which creates reports analyzing consumer satisfaction with more than 150 aspects of managed health care plans and ranks specific health plans accordingly. The Company purchased CareData for approximately $4.1 million in cash and 14,516 shares of Medirisk common stock. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in in-process research and development costs of approximately $975,000, acquired products of approximately $200,000, and excess of cost over net assets acquired of approximately $2.9 million. Approximately $3.0 million of contingent consideration resulting from the CareData acquisition was paid at the end of April 1998. This payment was treated as an increase in excess of cost over net assets acquired.

    The unaudited pro forma consolidated statement of operations as of June 30, 1998 illustrates the estimated effects of the Sweetwater, Successful Solutions and Healthdemographics acquisitions as if the acquisitions had occurred on January 1, 1998. The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1997 illustrates the estimated effects of all these acquisitions had they occurred on January 1, 1997.

    The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of such acquisition. For purposes of the unaudited pro forma financial data, such allocations have been made based upon currently available information and management's estimates.

    The historical financial statements are derived from the unaudited financial statements of the Company, Sweetwater, Successful Solutions, and Healthdemographics for the six months ended June 30, 1998, the audited financial statements of the Company, Successful Solutions, and Healthdemographics for the year ended December 31, 1997, and the unaudited financial statements of CIVS and CareData for the periods beginning January 1, 1997 and ending on the effective dates of the respective acquisitions.

    The unaudited pro forma financial data do not purport to represent what the results of operations of the Company would actually have been if the acquisitions had occurred on such dates or to project the results of operations of the Company for any future date or period. The unaudited pro forma financial data should be read together with the Financial Statements and Notes thereto of the Company, Sweetwater, Successful Solutions, Healthdemographics, CIVS and CareData referred to above. The unaudited pro forma financial data reflect the following adjustments:

    (1) Reflects the historical operating results of Sweetwater for the period from January 1, 1998 to June 25, 1998.

    (2) Reflects the historical operating results of Successful Solutions for the period from January 1, 1998 to May 28, 1998.

    (3) Reflects the historical operating results of Healthdemographics for the period from January 1, 1998 to March 22, 1998.

    (4) Reflects the additional amortization of intangible assets recorded as a result of the allocation of the Sweetwater, Successful Solutions and Healthdemographics purchase prices.

                                             Period ended
                                             June 30, 1998
                                             -------------
                                             (Amounts in
                                              thousands)

                        Sweetwater               $287
                        Successful Solutions      111
                        Healthdemographics         40
                                                 ----
                                                 $438
                                                 ====

    (5) Removes the impact of the non-recurring acquired in-process research and development costs and integration costs recorded as a result of the allocation of the Sweetwater, Successful Solutions and Healthdemo-graphics purchase prices. This charge was included in the June 30, 1998 historical statements of operations and is being excluded from the six months ended June 30, 1998 unaudited pro forma consolidated condensed statements of operations.

                                             Period ended
                                             June 30, 1998
                                             -------------
                                             (Amounts in
                                              thousands)
                        Sweetwater               $ 3,500
                        Successful Solutions       3,400
                        Healthdemographics         4,793
                        CIVS                          89
                        CareData                       4
                                                 -------
                                                 $11,786
                                                 =======

 (6) Reflects the additional interest expense on the cash used to fund the acquisitions of Sweetwater, Successful Solutions and Healthdemographics.

                                                  Period ended
                                                  June 30, 1998
                                                  -------------
                                                   (Amounts in
                                                    thousands)

                    Sweetwater                        $ 238
                    Successful Solutions                 96
                    Healthdemographics                   48
                                                      -----
                                                      $ 382
                                                      =====

 (7) Reflects the increased shares of common stock outstanding resulting from the acquisitions of Successful Solutions and Healthdemographics.

                                                  Period ended
                                                  June 30, 1998
                                                  -------------
                                                   (Amounts in
                                                    thousands)

                    Successful Solutions                155
                    Healthdemographics                   84
                                                      -----
                                                        239
                                                      =====

(8) Reflects the historical operating results of Sweetwater for the year ended December 31, 1997. An estimated $3.5 million charge for in-process research and development costs was recorded by the Company on June 25, 1998. This charge is being excluded from the year ended December 31, 1997 unaudited pro forma consolidated condensed statement of operations.


 (9) Reflects the historical operating results of Successful Solutions for the year ended December 31, 1997. An estimated $3.4 million charge for in-process research and development costs was recorded by the Company on May 28, 1998. This charge is being excluded from the year ended December 31, 1997 unaudited pro forma consolidated condensed statement of operations.


(10) Reflects the historical operating results of Healthdemographics for the year ended December 31, 1997. An estimated $4.8 million charge for in-process research and development costs was recorded by the Company on March 23, 1998. This charge is being excluded from the year ended December 31, 1997 unaudited pro forma consolidated condensed statement of operations.

(11) Reflects the historical operating results of CIVS for the five months ended May 31, 1997 and CareData for seven months ended July 31, 1997. The operating results of these entities subsequent to their acquisition effective dates through December 31, 1997 are included in the Company's operating results.

(12) Reflects the additional amortization of intangible assets recorded as a result of the allocation of the respective purchase prices. These amounts were as follows:

                                                      1997
                                                   -----------
                                                   (Amounts in
                                                    thousands)

                    Sweetwater                       $  586
                    Successful Solutions                268
                    Healthdemographics                  171
                    CIVS                                 64
                    CareData                            335
                                                      -----
                           Total                     $1,424
                                                      =====

(13) Reflects the reversal of the non-recurring acquired in-process research and development costs and integration costs associated with the acquisitions of CIVS and CareData. These charges were included in the Company's December 31, 1997 historical statements of operations and are being excluded from the year ended December 31, 1997 unaudited pro forma consolidated condensed statement of operations. These amounts were as follows:


                                                      1997
                                                  -------------
                                                   (Amounts in
                                                    thousands)

                    CIVS                             $3,280
                    CareData                            978
                                                     ------
                        Total                        $4,258
                                                     ======



(14) Reflects the additional interest expense on the cash borrowings used to fund the acquisitions. These amounts were as follows:



                                                      1997
                                                  -------------
                                                   (Amounts in
                                                    thousands)

                    Sweetwater                       $  497
                    Successful Solutions                234
                    Healthdemographics                  216
                    CIVS                                115
                    CareData                            192
                                                     ------
                        Total                        $1,254
                                                     ======




(15) Reflects decrease in income tax expense due to pro forma losses incurred.


(16) Reflects the increased shares of common stock outstanding resulting from the acquisitions. These shares were as follows:


                                                      1997
                                                  -------------
                                                   (Amounts in
                                                    thousands)

                    Successful Solutions                190
                    Healthdemographics                  171
                    CIVS                                115
                    CareData                             10
                                                     ------
                        Total                           486
                                                     ======


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MEDIRISK, INC.


Dated: January 28, 1999                      By: /s/ Thomas C. Kuhn III
                                             Thomas C. Kuhn III
                                             Senior Vice President
                                             Chief Financial Officer